Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Revlon, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-          ) of Revlon, Inc. of our report dated March 5, 2008, except for Note 19 B & C which is as of November 5, 2008, with respect to the consolidated balance sheets of Revlon, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ deficiency and comprehensive (loss) income and cash flows for each of the years in the three-year period ended December 31, 2007 and the related financial statement schedule, which report appears in Revlon, Inc.’s Current Report on Form 8-K filed with the SEC on November 5, 2008 (the “November 2008 Form 8-K”) and our report dated March 5, 2008 with respect to the effectiveness of internal control over financial reporting as of December 31, 2007, which report appears in the December 31, 2007 annual report on Form 10-K of Revlon, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

Our report dated March 5, 2008, except for Note 19 B & C which is as of November 5, 2008, on the consolidated financial statements and the related financial statement schedule contains an explanatory paragraph that refers to the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” as of January 1, 2007, Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment,” as of January 1, 2006, and SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Post-retirement Plans — An Amendment of FASB Statements No. 87, 88, 106 and 132(R),” as of December 31, 2006 for the recognition and disclosure provisions and as of January 1, 2007 for the measurement date provisions, and as discussed in Note 19 B & C in the November 2008 Form 8-K, the Company has updated its financial statements in the November 2008 Form 8-K to reflect the sale of the Company’s Brazilian subsidiary as discontinued operations and Revlon, Inc.’s 1-for-10 reverse stock split.

/s/  KPMG LLP

New York, New York
December 11, 2008